Exhibit 10.1

May 31, 2017

[___________________]

[___________________]

[___________________]

[___________________]

Re:	Reset Offer of Common Stock Purchase Warrants

To Whom It May Concern:

We are pleased to offer to you the opportunity to reprice the exercise of all of the Common Stock Purchase Warrants originally issued to you on September 6, 2016 (the “September Warrants”) and currently held by you (“Holder”). The September Warrants, and the shares underlying the September Warrants (“Warrant Shares”) have been registered for sale pursuant to a registration statement on Form S-1 (File No. 333-217671) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the September Warrants pursuant to this letter agreement, will be effective for the issuance of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of August 30, 2016, by and among the Company and the signatories thereto (the “Purchase Agreement”).

In consideration for exercising the September Warrants held by you (the “Warrant Exercise”) as set forth on the signature page hereto, the Company hereby offers you a reduced exercise price of the September Warrants to $0.50. Additionally, in consideration therefore, the Company shall:

(a) Issue to you or your designee a Series A Common Stock Purchase Warrant (“Series A Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) to purchase up to a number of shares of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to the undersigned’s exercise hereunder, with an exercise price equal to $0.60, subject to adjustment therein, which Series A Warrant shall be in the form attached hereto as Exhibit A, shall be exercisable following the six month anniversary of the date of issuance until March 6, 2022; and

(b) Issue to you or your designee a Series B Common Stock Purchase Warrant (“Series B Warrant”) pursuant to Section 4(a)(2) of the Securities Act to purchase up to a number of shares of Common Stock equal to 320% of the number of Warrant Shares issued pursuant to the undersigned’s exercise hereunder, with an exercise price equal to $0.60, subject to adjustment therein, which Series B Warrant shall be in the form attached hereto as Exhibit B, shall be exercisable following the six month anniversary of the date of issuance and have a term of exercise equal to nine month from the date of issuance.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder's exercise 100% of the September Warrants held by the Holder for an aggregate exercise price as set forth on the Holder’s signature page hereto (the "Warrants Exercise Price") on or before 7:30 a.m. EST on June 1, 2017 (subject to the ability of the Holder to exercise the September Warrants from time to time so that it remains below the Beneficial Ownership Limitation).

Additionally, the parties hereby agree to their respective representations, warranties and covenants set forth on Annex A attached hereto.

Corporate Headquarters
One Penn Center, 1617 JFK Blvd, Philadelphia, PA 19103	www.hemispherx.net	t: 215-988-0080	f: 215-988-1739

Manufacturing
783 Jersey Avenue, New Brunswick, NJ 08901		t: 732-249-3250	f: 732-249-6895

From the date hereof until forty-five (45) calendar days after the date hereof neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this provision shall not apply in respect of an Exempt Issuance (as defined in the Purchase Agreement except that subsection (b) shall be as of the date hereof and any issuance of restricted common stock purchase warrants exercisable for up to 250,000 shares of Common Stock issued in conjunction with a sale and lease back of the Company’s facilities shall also be an Exempt Issuance, provided such warrants are non-exercisable for a minimum of the first nine months from the date hereof, have a strike price of $0.60 or greater and not containing any reset or anti-dilution provisions that would lower the strike price (other than in connection with forward and reverse stock splits).

If this offer is accepted and the transaction documents are executed on or before 7:30 a.m. on June 1, 2017, then on or before 9:30 a.m. Eastern Time on June 1, 2017, the Company shall file a Current Report on Form 8-K with the Commission. From and after such filing, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to it by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. The Company shall also file a prospectus supplement to the Registration Statement registering the exercise of the September Warrants and resale of the Warrant Shares and disclosing the terms of this offer and the reduced exercise price of the September Warrants on or before June 2, 2017. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the September Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 business day of the date the Company receives the Warrants Exercise Price (or, with respect to shares in that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The Company shall deliver copies of the Series A Warrants registered in the name of the Holder to purchase up to _____shares of Common Stock a Series B Warrants registered in the name of the Holder to purchase up to _____shares of Common Stock on the date hereof and originals within two business days following payment of the Warrant Exercise Price. The terms of the September Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company at e-mail: Adam Pascale at Adam@Hemispherx.net and Alan Goldfuss at alan.goldfuss@hemispherx.net, with a copy to placements@hcwco.com on or before 7:30 a.m. ET on June 1, 2017.

Please do not hesitate to call me if you have any questions.

Sincerely yours,
HEMISPHERX BIOPHARMA, INC.

By:
Name:	Thomas K. Equels
Title:	Chief Executive Officer

Corporate Headquarters
One Penn Center, 1617 JFK Blvd, Philadelphia, PA 19103	www.hemispherx.net	t: 215-988-0080	f: 215-988-1739

Manufacturing
783 Jersey Avenue, New Brunswick, NJ 08901		t: 732-249-3250	f: 732-249-6895

Accepted and Agreed to:

Name of Holder: __________________________________________________________

Signature of Authorized Signatory of Holder: ____________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Common Stock Purchase Warrants being exercised:

Aggregate Holder Exercise Price: $

Series A Warrant Shares:

Series B Warrant Shares:

DTC Instructions:

Company Wire Instructions:

Corporate Headquarters
One Penn Center, 1617 JFK Blvd, Philadelphia, PA 19103	www.hemispherx.net	t: 215-988-0080	f: 215-988-1739

Manufacturing
783 Jersey Avenue, New Brunswick, NJ 08901		t: 732-249-3250	f: 732-249-6895

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the undersigned:

(a)      Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the undersigned that the Company’s representations and warranties as set forth in Section 3.1 and as set forth covenants listed in Article IV of the Securities Purchase Agreement, dated as of August 30, 2016 (the “Purchase Agreement”), together with any updates in the Company’s SEC Reports subsequent to the Purchase Agreement, are true and correct as of the date hereof and have been fully performed as of the date hereof. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)      Capitalization. As of May 31, 2017, the Company has 26,589,092 shares of common stock issued and outstanding.

(d)      No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals (as defined in the Purchase Agreement), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(e)      NYSE MKT. The transactions contemplated under this letter agreement comply with all rules and regulations of NYSE MKT.

(f)      Equal Consideration. Except as set forth in this letter agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Purchase Agreement, September Warrants or other Transaction Documents.

Corporate Headquarters
One Penn Center, 1617 JFK Blvd, Philadelphia, PA 19103	www.hemispherx.net	t: 215-988-0080	f: 215-988-1739

Manufacturing
783 Jersey Avenue, New Brunswick, NJ 08901		t: 732-249-3250	f: 732-249-6895